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Exhibit 11.0 - Computation of Earnings per Share

The following represents the computation of earnings per share reflecting the assumption that the granted shares under the option and warrants plan which would be dilutive will be exercised.


                                                                  Three Months Ended                   Nine Months Ended
                                                                     September 30,                       September 30,
                                                             -----------------------------       -----------------------------
                                                                 2003              2002              2003              2002
                                                             -----------       -----------       -----------       -----------

Net Earnings-basic and diluted                               $    87,786       $   777,465       $   573,099       $ 2,335,974
                                                             ===========       ===========       ===========       ===========


Weighted average common shares outstanding                    12,341,284        12,289,558        12,324,292        12,173,442

Common share equivalents relating to stock
options, and warrants                                            402,157           123,972           217,732           158,753
                                                             -----------       -----------       -----------       -----------

Adjusted common and common equivalent shares for
diluted computation                                           12,743,441        12,413,530        12,542,024        12,332,195
                                                             ===========       ===========       ===========       ===========

Net Earnings Per Share:
     Basic                                                   $      0.01       $      0.06       $      0.05       $      0.19
     Diluted                                                 $      0.01       $      0.06       $      0.05       $      0.19
                                                             ===========       ===========       ===========       ===========

Anti-dilutive options and warrants not included in the
diluted earnings per share computation                           342,442         1,345,697           658,359         1,803,527


See notes to consolidated financial statements.